As filed with the Securities and Exchange Commission on March 24, 2004

Registration No. 333-90730

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LION BIOSCIENCE AKTIENGESELLSCHAFT

(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant’s name into English)

Federal Republic of Germany	N/A
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

LION BIOSCIENCE AG

Waldhofer Str. 98

D-69123 Heidelberg Germany

(49) (6221) 4038-0

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LION BIOSCIENCE INC.

141 Portland, 10th Floor

Cambridge, MA 02139

(617) 245-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Sven O. Riethmueller, Esq.

141 Portland, 10th Floor

Cambridge, MA 02139

(617) 245-5400

Timothy B. Bancroft, Esq.

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110

Approximate date of commencement of proposed sale to the public: no longer applicable because shares are being removed from registration.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

DEREGISTRATION OF SECURITIES

LION bioscience Aktiengesellschaft, a German stock corporation (“Lion”), filed a Registration Statement on Form F-3 (Registration No. 333-90730) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on June 18, 2002, registering 1,116,175 ordinary shares underlying American Depositary Shares (the “Shares”) to be offered from time-to-time by the selling stockholders named therein (the “Offering”). Lion subsequently filed a Pre-Effective Amendment No. 1 on July 16, 2002 pertaining to the same Offering and constituting part of the Registration Statement. The SEC declared the Registration Statement effective on July 17, 2002.

Pursuant to the undertaking contained in the Registration Statement, Lion is filing this post-effective amendment to remove from registration all of the Shares that were registered in the Offering but remain unsold as of the date hereof. Lion is deregistering these shares because its obligation to maintain the effectiveness of the Registration Statement has expired.

Accordingly, Lion files this post-effective amendment to deregister the number of Shares covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Heidelberg, Germany, on this 24th day of March, 2004.

LION BIOSCIENCE AKTIENGESELLSCHAFT

By:	/s/ Daniel Keesman	By:	/s/ Martin Hollenhorst

	Dr. Daniel Keesman Co-Chief Executive Officer, Chief Business Officer		Martin Hollenhorst Co-Chief Executive Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel Keesman Dr. Daniel Keesman	Co-Chief Executive Officer, Chief Business Officer and Member of the Management Board (Principal Executive Officer)	March 24, 2004

/s/ Martin Hollenhorst Martin Hollenhorst	Co-Chief Executive Officer, Chief Financial Officer and Member of the Management Board (Principal Executive Officer and Principal Financial and Accounting Officer)	March 24, 2004

/s/ Joseph Donahue Joseph Donahue	Authorized U.S. Representative of LION bioscience AG	March 24, 2004

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